[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

Amendment #2 to Manufacturing Services Agreement Between

Patheon Pharmaceuticals Inc., and AcelRx Pharmaceuticals, Inc.

WHEREAS Patheon Pharmaceuticals Inc., (“Patheon”) and AcelRx Pharmaceuticals, Inc., ("Client"), have entered into a Manufacturing Services Agreement effective December 12, 2012 and Amendment #1 effective January 19, 2016 (collectively, the “Agreement”). Patheon and AcelRx are each a “Party” and are collectively the “Parties.”

AND WHEREAS the Parties wish to further amend the Agreement.

NOW THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Article 1, Section 1.1 (Definitions) of the Agreement is amended to add the following definitions:

●	“Bulk Product” means, as described and identified in Schedule A.

2.	Article 1, Section 1.1 (Definitions) is amended as follows:

●	“Finished Product Packaging” means, the product(s) listed and identified in Schedule A.

3.	Section 2.1 (Manufacturing Services), the first paragraph, is deleted in its entirety and replaced with the following:

Patheon will perform the Manufacturing Services and supply to Client Product intended for marketing and sale in the Territory for the fees specified in Schedules B and C. Client has the right to purchase Product in Bulk Tablet Packaging from Patheon and to have a third party package the Product into Finished Product Packaging for distribution or sale outside of the Territory. Schedule B sets forth a list of cost items that are included in the Price for Product; all cost items required for the manufacture of Product that are not included in this list are excluded from the Price and are subject to reasonable additional fees to be paid by the Client. All Manufacturing Services will be performed by Patheon at the Manufacturing Site. Patheon may change the Manufacturing Site for the Product only with the prior written consent of Client, this consent not to be unreasonably withheld.

During the period commencing on the Effective Date, Patheon will supply 100% of the Client’s Bulk Product requirements for Product offered for sale by Client in the Territory so long as Patheon is in material compliance with its obligations to Client under this Agreement. But if the Client has provided all Client-supplied materials, including API, per the terms of this Agreement and (a) Patheon fails to meet its supply obligations to Client for three consecutive Firm Orders, (b) in any consecutive six month period, 30% or more of the aggregate quantities of Product to be delivered by Patheon pursuant to Firm Orders during the six month period are not delivered by the due dates specified in the applicable Firm Orders, or (c) Patheon does not fulfill a Firm Order within 90 days after the Delivery Date specified therein then, in each case, Client may obtain up to 20% of its requirements for Product offered for sale in the Territory from an alternate supplier, regardless of whether this is attributable to a Force Majeure Event.

4.	Article 2 (Patheon’s Manufacturing Services), new Section 2.3 is added as follows:

2.3 Quality Control and Quality Assurance Release Testing of ARX-04 Finished Packaged Product: Not excepting anything contained in this Article 2, Patheon will perform release and stability testing of ARX-04 Finished Packaged Product, provided by a third party packager managed by AcelRx, as specified in the Quality Agreement. If testing confirms that the ARX-04 Finished Packaged Product meets all Specifications, Patheon will provide a Certificate of Analysis that contains a statement that the Finished Packaged Product has been tested in accordance with the Specifications and cGMP’s and conforms to the Specifications. Client will have sole responsibility for release of Finished Packaged Product to the market.

5.	Schedules A, B and C are deleted in their entirety and replaced with the revised Schedules A, B and C attached.

6.

Conflicts, Use of Terms. If there is a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment #2, the terms and conditions of this Amendment #2 will control.

7.	No Other Modifications. Except as provided above, the terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment #2 to be duly executed, effective as of 4 August 2017. The Parties agree that this Amendment #2 may be signed in counterparts.

ACCEPTED AND ACKNOWLEDGED

AcelRx Pharmaceuticals, Inc.	Patheon Pharmaceuticals Inc.

By: /s/ Raffi Asadorian	By: /s/ Amanda Bosse
Name: R. Asadorian	Name: Amanda Bosse
Title: Chief Financial Officer	Title: VP and GM Cincinnati Regional Operations
Date: 8/22/17	Date: 8/18/17

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

Product List

Bulk Product:

Zalviso® (ARX-01) sufentanil 15 mcg tablets

Dsuvia™ (ARX-04) sufentanil 30 mcg tablets

Finished Product Packaging:

ZALVISO® sufentanil 15 mcg tablets, 40 tablets per cartridge, 20 cartridges per carton. US market

ZALVISO® sufentanil 15 mcg tablets, 40 tablets per cartridge, 20 cartridges per carton. EU group 1 market

ZALVISO® sufentanil 15 mcg tablets, 40 tablets per cartridge, 20 cartridges per carton. EU group 2 market

ZALVISO® sufentanil 15 mcg tablets, 40 tablets per cartridge, 20 cartridges per carton. EU group 3 market

ZALVISO® sufentanil 15 mcg tablets, 40 tablets per cartridge, 20 cartridges per carton. EU group 4 market

*Note: The Zalviso product may also be referred to as ARX-01. The Dsuvia product may also be referred to as ARX-04.

Specifications

Prior to the start of commercial manufacturing of Product under this Agreement, Client will give Patheon the originally executed copies of the Specifications that will be submitted by Client to the FDA for approval. If the Specifications received are subsequently amended, then Client will give Patheon the revised and originally executed copies of the revised Specifications. Upon acceptance of the revised Specifications, Patheon will give Client a signed and dated receipt indicating Patheon’s acceptance of the revised Specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

MINIMUM RUN QUANTITY, ANNUAL VOLUME, AND PRICE

1.	Annual Volume Forecasts

Zalviso Annual Volume Forecasts

AcelRx has provided the following forecast*:

[*]
Bulk Batches	[*]
LG1 (Cartons)	[*]
LG2 (Cartons)	[*]
LG3 (Cartons)	[*]
LG4 (Cartons)	[*]

*Based on [*].

Dsuvia Annual Volume Forecasts

AcelRx has provided an annual volume forecast of approximately [*].

2.	Zalviso Pricing Tables

Pricing Summary- Pricing is Effective from January 1, 2017 – December 31, 2017

Combined Bulk and Packaging Pricing (To Be Utilized for all 2017 POs):

Product	Annual Volume Tier per SKU (Cartons)	Minimum Ordering Quantity	2017 Price per Packaged - Cartridge
			Material Price	Conversion Price	Full Service Price
1 carton of 20 cartridges (40 tablets per Cartridge)	[*]	[*] Cartridges	[*]	[*]	[*]
1 carton of 20 cartridges (40 tablets per Cartridge)	[*]	[*] Cartridges	[*]	[*]	[*]
1 carton of 20 cartridges (40 tablets per Cartridge)	[*]	[*] Cartridges	[*]	[*]	[*]
1 carton of 20 cartridges (40 tablets per Cartridge)	[*]	[*] Cartridges	[*]	[*]	[*]
1 carton of 20 cartridges (40 tablets per Cartridge)	[*]	[*] Cartridges	[*]	[*]	[*]

Note: [*] will be assessed for each [*].

Recommended 2017 Pricing Tiers per SKU, based on April 2017 Forecast:

●	LG1 – Tier 2 ([*] Cartons)
●	LG2 – Tier 1 ([*] Cartons)
●	LG3 – Tier 1 ([*] Cartons)
●	LG4 – Tier 3 ([*] Cartons)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	Dsuvia Pricing Tables

3.1.	Commercial Manufacturing Prices – Bulk Tablets

Product	Mfg. Campaign Length (Batches)	Minimum Ordering Quantity (000’s)	Price per 1,000
			Material Price	Conversion Price	Bulk Price
ARX-04 Tablets, [*] Tier	[*]	[*]	[*]	[*]	[*]
ARX-04 Tablets, [*] Tier	[*]	[*]	[*]	[*]	[*]
ARX-04 Tablets, [*] Tier	[*]	[*]	[*]	[*]	[*]

3.2.	Process Validation Batch Price:

Product	Price per Batch
ARX-04 Tablets, Bulk	$[*]

3.3.	Costs Included in Price

3.3.1.	Product manufactured according to the approved and registered specifications.

3.3.2.

Estimated material costs. Material costs included in the pricing are best estimates based on Patheon’s current standards and specifications and do not include any extraordinary or custom raw materials. Final material costs will be provided after confirmation of specifications and formal quotations have been received from the suppliers. The cost of materials to AcelRx will be [*].

3.3.3.

Procurement, storage, inventory control and Quality Control (“QC”) testing of all required raw materials to supply the Product, including storage of Client-supplied components to meet firm order requirements or such time as agreed between the parties to accommodate long lead time items.

3.3.4.	Qualification and auditing of all raw material (with the exception of Client-supplied raw material).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3.5.

Active Pharmaceutical Ingredients (“API”) identity test. AcelRx will audit and approve the Vendor and ensure cGMP compliance. If Patheon is to release an API or other Client stipulated material based on “ID only”, AcelRx will ensure the required verification testing by an independent laboratory has been completed.

3.3.6.	Standard certificate of analysis (“COA”) and Standard certificate of compliance (“COC”)

3.3.7.	GMP batch release

3.3.8.

GMP required retention samples and executed batch records retention API, bulk product and finished packaged product retention samples, and completed batch production records, as required by the cGMP Regulations or other governing regulations, for one year past the expiration date of the product.

3.3.9.	Deviation investigations and copies of deviation reports

3.3.10.	Batch Record copies for validation batches, first ten commercial batches, and one commercial batch per Year thereafter.

3.3.11.	Common HPLC/GC columns, reagents, and lab supplies

3.3.12.

Copy of the Annual Product Review Report. Patheon will supply on an annual basis all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA.

3.3.13.	First Product Approval Inspection (“PAI”) and copy of FDA Report. Additional PAI support will be subject to additional fees.

3.4.	Costs Not Included in Price

3.4.1.	API, reference standards, and Client-supplied materials to be supplied by AcelRx at no cost to Patheon.

3.4.2.	API complete QC testing or special API testing requests. NOTE: This testing will be mandatory if AcelRx has not performed the verification testing specified in 3.3.5.

3.4.3.	Stability testing program − Patheon can store and test in accordance with an agreed protocol and ICH guidelines. See proposal C-CRC-101285-R0.

3.4.4.	Regulatory support and CTD files updating

3.4.5.	Routine periodic auditing of component suppliers not currently on Patheon’s approved list

3.4.6.

Annual Review (“AR”). Any additional data or report requested by AcelRx beyond the scope of cGMPs and customary FDA or other regulatory agencies requirements will be subject to an additional fee to be agreed upon between Patheon and AcelRx.

3.4.7.	Technology transfer fees including packaging serialization readiness.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4.8.	Artworks origination and update costs including one off costs at suppliers.

3.4.9.	Label copy change and batch record changes initiated by AcelRx.

3.4.10.	Any specific visual inspection of the bulk or of the finished products outside of standard release testing.

3.4.11.

Testing required to support OOS results or stability failures, testing required in support of complaint investigations and testing of products which exceeds routine testing that are not related to Patheon’s performance.

3.4.12.	Copy of the Annual Product Review Report. Pricing of this service will depend on the level of complexity required by AcelRx.

3.4.13.	The impact of new continued process verification (CPV) requirements.

3.5.	Capital Requirements

3.5.1.	Capital and Reservation Fee will be handled under a separate capital agreement.

3.6.	Key Technical Parameters

The following technical parameters apply to the production of ARX-04 Tablets and the materials used therein. Pricing may be adjusted to reflect any technical changes foreseen during the Technology Transfer project or after the manufacture of validation batches to reflect any specification or process changes.

3.6.1.	Manufacturing Parameters

3.6.1.1.	API – API will be stored under ambient conditions

3.6.1.2.	Batch Size/Yields - The core tablet weight, theoretical manufacturing batch size and product yields considered by Patheon are summarized in the following table.

Product	Core Tablet Weight (mg)	Batch Size before losses (Tablets)	Batch Size (kg)	Mfg. Yield (%)	Pkg. Yield (%)
ARX-04 Tablets	[*]	[*]	[*]	[*]	[*]

3.6.1.3.	Manufacturing campaign - The commercial pricing presented considers manufacturing in campaign. PV batches will not be produced in campaign.

3.6.1.4.

Hold times – It is assumed that the process is carried out at room temperature and the holding times throughout the process are suitable for the batch size proposed. It is assumed that amber lighting will be utilized during formulation or bulk packaging in the dedicated suite. Further details on the hold time and stability data for the drug product should be provided by AcelRx.

3.6.1.5.	Cleaning – Full cleaning occurs after each batch.

3.6.1.6.	Visual inspection – 100% visual inspection of the packs has not been included.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6.1.7.	Finished product storage – Finished product will be stored at room temperature (15-30°C).

3.6.1.8.	Manufacturing Equipment Train -The following manufacturing equipment train is proposed.

Process Step	Equipment
Granulation & Compressing	AcelRx Suite

3.6.2.	Packaging Parameters

3.6.2.1.	Packaging Components:

Bulk Tablets
[*]

3.6.2.2.	No serialisation, DataMatrix or aggregation has been considered. If any of these activities are required, they will be subject to further assessment by Patheon.

3.6.2.3.	Assumes current process will be followed until tablets are sealed into 8 in X 9.125 in pouches. These pouches will then be placed into lined bulk drum for shipment to final packager.

3.6.2.4.	Assumes 1 bulk drum per batch.

3.6.3.	Testing Conditions

3.6.3.1.	Testing for raw materials are based on information provided by AcelRx and Patheon’s best estimates.

3.6.3.2.	It is assumed that QC test methods are fully validated and robust at the time of manufacture.

3.6.3.3.	The analytical testing included in the pricing is listed below:

Testing Requirements
[*]

3.6.3.4.	Microbiological testing has not been included.

3.6.3.5.	Testing labour may be subject to change after the final agreements on testing specifications and requirements.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6.4.	Supply Chain

3.6.4.1.

Patheon will procure components and excipients for the manufacture of ARX-04 Tablets from Patheon qualified suppliers. Should AcelRx require Patheon to source any materials from specified suppliers, then these suppliers will remain under the quality audit control of AcelRx unless an agreement is reached for Patheon to take on this responsibility.

3.6.4.2.	Components and excipients will be supplied by Patheon in accordance with the specifications agreed. Patheon will issue formal Patheon specifications for each material.

3.6.4.3.	Each lot of incoming components and excipients will be sampled and tested according to the agreed specifications.

3.6.4.4.	The API will be provided free issue/released to Patheon by AcelRx or its qualified supplier.

3.6.4.5.	The API and all excipients used for the manufacture will be GMP grade and from TSE/BSE certified sources.

3.6.4.6.	Finished product will be made available at [*].

3.6.5.	Business Terms

3.6.5.1.	This pricing is based on product information provided by AcelRx and Patheon’s best estimates.

3.6.5.2.	Pricing may be adjusted after the manufacture of feasibility or validation batches to reflect any specification or process changes.

3.6.5.3.	All stated Values / Invoices are in USD ($).

3.6.5.4.	Pricing is subject to annual review.

3.6.5.5.	Invoice payment terms are 30 days from date of invoice.

3.7.	Commercial Analytical Testing Prices

Product	Mfg. Campaign Length (Batches)	Price per Batch
ARX-04	[*]	[*]

3.7.1.	Costs Included in Price

3.7.1.1.	Product tested according to the approved and registered specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7.2.	Costs Not Included in Price

3.7.2.1.	Product manufactured and packaged according to the approved and registered specifications.

3.7.2.2.	Raw material costs and packaging components. Procurement, storage, inventory control and Quality Control (“QC”) testing of all raw materials & packaging materials.

3.7.2.3.	API, reference standards, and Client-supplied materials to be supplied by AcelRx at no cost to Patheon.

3.7.2.4.	API complete QC testing or special API testing requests. NOTE: This testing will be mandatory if AcelRx has not performed the verification testing specified.

3.7.2.5.

Annual Review (“AR”). Any additional data or report requested by AcelRx beyond the scope of cGMPs and customary FDA or other regulatory agencies requirements will be subject to an additional fee to be agreed upon between Patheon and AcelRx.

3.7.2.6.

Testing required to support OOS results or stability failures, testing required in support of complaint investigations and testing of products which exceeds routine testing that are not related to Patheon’s performance.

3.7.3.	Key Technical Parameters

The following technical parameters apply to the testing of ARX-04.

3.7.3.1.	Testing Conditions

3.7.3.1.1.	Testing for finished product is based on information provided by AcelRx and existing Patheon methods.

3.7.3.1.2.	It is assumed that QC test methods are fully validated and robust at the time of manufacture.

3.7.3.1.3.	The analytical testing included in the pricing are listed below:

Finished Product Testing Requirements
[*]

3.7.3.1.4.	Microbiological testing has been included.

3.7.3.1.5.	Testing labour may be subject to change after the final agreements on testing specifications and requirements.

3.7.3.2.	Supply Chain

3.7.3.2.1.

AcelRx will provide packaged product from secondary packager for the release/stability testing of ARX-04. Patheon will not source any materials. Each lot of incoming product will be sampled and tested according to the agreed specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C

ANNUAL STABILITY TESTING

1.	Zalviso 2017 Stability Pricing

[*]

2.	Dsuvia 2017 Stability Pricing

[*]

1.1.	Costs Included in Price

1.1.1.	Stability testing program

1.2.	Costs Not Included in Price

1.2.1.	Product manufactured and packaged according to the approved and registered specifications.

1.2.2.	Raw material costs and packaging components. Procurement, storage, inventory control and Quality Control (“QC”) testing of all raw materials & packaging materials.

1.2.3.	API, reference standards, and Client-supplied materials to be supplied by AcelRx at no cost to Patheon.

1.2.4.	API complete QC testing or special API testing requests. NOTE: This testing will be mandatory if AcelRx has not performed the verification testing specified.

1.2.5.

Any additional data or report requested by AcelRx beyond the scope of cGMPs and customary FDA or other regulatory agencies requirements will be subject to an additional fee to be agreed upon between Patheon and AcelRx.

1.2.6.

Regulatory support (such as preparation of Annual Report and Chemistry, Manufacturing, and Controls (“CMC”) files). Regulatory support work is subject to an additional fee and will be charged at a rate of [*].

1.2.7.

Testing required to support OOS results or stability failures, testing required in support of complaint investigations and testing of products which exceeds routine testing that are not related to Patheon’s performance.

1.3.	Key Technical Parameters

The following technical parameters apply to the testing of ARX-04.

1.3.1.	Testing Conditions

1.3.1.1.	Testing for finished product is based on information provided by AcelRx and existing Patheon methods.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.1.2.	It is assumed that QC test methods are fully validated and robust at the time of manufacture.

1.3.1.3.	The analytical testing included in the pricing are listed below:

Stability Testing Requirements
[*]

1.3.1.4.	Microbiological testing has been included.

1.3.1.5.	Testing labour may be subject to change after the final agreements on testing specifications and requirements.

1.3.2.	Supply Chain

1.3.2.1.

AcelRx will provide packaged product from secondary packager for the release/stability testing of ARX-04. Patheon will not source any materials. Each lot of incoming product will be sampled and tested according to the agreed specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.